                                                                      EXHIBIT 11

                                   NVR, INC.
                       Computation of Earnings Per Share
               (amounts in thousands, except per share amounts)

                                              THREE MONTHS ENDED       NINE MONTHS ENDED
                                              ------------------       -----------------
                                                 SEPTEMBER 30             SEPTEMBER 30
                                                 ------------             ------------
                                               1997        1996         1997        1996
                                             --------    --------     --------    --------
1.  Net income                               $  9,006    $  8,274     $ 23,812    $ 20,784
                                             ========    ========     ========    ========

2.  Weighted average number of shares
    outstanding                                11,682      13,643       12,051      14,696

3.  Shares issuable upon exercise
    of dilutive options, warrants and
    subscriptions outstanding during
    period, based on average market
    price                                       1,531         374        1,205         442
                                             --------    --------     --------    --------

4.  Shares issuable upon exercise
    of dilutive options, warrants and
    subscriptions outstanding during
    period, based on higher of average
    or end of period market price               1,885         374        1,931         442
                                             --------    --------     --------    --------

5.  Weighted average number of shares
    and share equivalents outstanding
    (2 + 3)                                    13,213      14,017       13,256      15,138
                                             ========    ========     ========    ========

6.  Weighted average number of shares
    outstanding assuming full dilution
    (2 + 4)                                    13,567      14,017       13,982      15,138
                                             ========    ========     ========    ========

7.  Earnings per share and
    share equivalents (1/5)                  $   0.68    $   0.59     $   1.80    $   1.37
                                             ========    ========     ========    ========

8.  Earnings per share, assuming
    full dilution (1/6)                      $   0.66    $   0.59     $   1.70    $   1.37
                                             ========    ========     ========    ========

                                      34